FOR IMMEDIATE RELEASE

Contact:	Columbia Clancy/Catherine Livingston
FGS Global
212-687-8080 (U.S.)
+44 (0)20 3178 8914 (Europe)
J. Bryant Kirkland III, Vector Group Ltd.
305-579-8000
VECTOR GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2022 FINANCIAL RESULTS
Record Annual Tobacco Segment Revenues Fueled by Continued Strong Volume

Fourth Quarter 2022 Highlights:
•Consolidated revenues of $363.8 million, up 16.0% or $50.1 million compared to the prior year period.
•Tobacco segment revenues of $363.8 million, up 18.6% or $57.2 million compared to the prior year period.
•Tobacco segment wholesale and retail market share increased to 5.5% and 5.8% from 4.4% and 4.4%, respectively, in the prior year period.
•Reported operating income of $89.3 million, up $20.7 million compared to the prior year period.
•Tobacco segment operating income of $93.0 million, up 11.0% or $9.2 million compared to the prior year period, primarily attributable to the transition of the Montego brand strategy from volume-based to income-based.
•Adjusted EBITDA from Continuing Operations of $92.7 million, up 10.0% or $8.4 million compared to the prior year period.
•Tobacco Adjusted EBITDA of $94.5 million, up 10.5% or $9.0 million compared to the prior year period.
Full Year 2022 Highlights:
•Record consolidated revenues of $1.44 billion, up 18.0% or $220.3 million compared to the prior year.
•Tobacco segment revenues of $1.43 billion, up 18.5% or $222.6 million compared to the prior year.
•Tobacco segment wholesale and retail market share increased to 5.4% and 5.5% from 4.1% and 4.2%, respectively, in the prior year.
•Reported operating income of $339.0 million, up $18.6 million compared to the prior year.
•Tobacco segment operating income of $347.0 million, down 3.7% or $13.3 million compared to the prior year, primarily attributable to the investment in Montego’s significant volume and market share growth.

•Adjusted EBITDA from Continuing Operations of $352.2 million, up 0.7% or $2.3 million compared to the prior year.
•Tobacco Adjusted EBITDA of $351.1 million, down from $364.4 million in the prior year.

MIAMI, FL, February 15, 2023 - Vector Group Ltd. (NYSE:VGR) today announced financial results for the three months and year ended December 31, 2022.

“Vector Group delivered record revenues in 2022 by capitalizing on opportunities to substantially increase our market share, thus driving value for stockholders,” said Howard M. Lorber, President and Chief Executive Officer of Vector Group Ltd. “The 11% increase in our Tobacco segment’s operating income in the fourth quarter reflects the recent and ongoing transition of our Montego brand strategy from volume-based to income-based. In 2023, we will continue to focus on optimizing long-term profit by effectively managing our volume, pricing, and market share.”
GAAP Financial Results
Three months ended December 31, 2022 and 2021. Fourth quarter 2022 revenues were $363.8 million, compared to revenues of $313.7 million in the fourth quarter of 2021. The Company recorded operating income of $89.3 million in the fourth quarter of 2022, compared to operating income of $68.6 million in the fourth quarter of 2021. Net income for the fourth quarter of 2022 was $48.2 million, or $0.30 per diluted common share, compared to net income of $45.3 million, or $0.29 per diluted common share, in the fourth quarter of 2021. Net income from continuing operations for the fourth quarter of 2022 was $48.2 million, or $0.30 per diluted common share, compared to net income from continuing operations of $30.7 million, or $0.20 per diluted common share, in the fourth quarter of 2021.
Year ended December 31, 2022 and 2021. For the year ended December 31, 2022, revenues were $1.4 billion, compared to revenues of $1.2 billion for the year ended December 31, 2021. The Company recorded operating income of $339.0 million for the year ended December 31, 2022, compared to operating income of $320.4 million for the year ended December 31, 2021. Net income attributed to Vector Group Ltd. for the year ended December 31, 2022 was $158.7 million, or $1.01 per diluted common share, compared to net income of $219.5 million, or $1.40 per diluted common share, for the year ended December 31, 2021. Net income from continuing operations for the year ended December 31, 2022 was $158.7 million, or $1.01 per diluted common share, compared to net income from continuing operations of $147.2 million, or $0.94 per diluted common share, for the year ended December 31, 2021.
Non-GAAP Financial Measures
Three months ended December 31, 2022 compared to the three months ended December 31, 2021
Adjusted EBITDA from Continuing Operations (as described in Table 2 attached hereto) were $92.7 million for the fourth quarter of 2022, compared to $84.3 million for the fourth quarter of 2021.
Adjusted Net Income from Continuing Operations (as described in Table 3 attached hereto) was $48.9 million, or $0.31 per diluted share, for the fourth quarter of 2022, compared to $41.4 million, or $0.26 per diluted share, for the fourth quarter of 2021.
Adjusted Operating Income (as described in Table 4 attached hereto) was $89.4 million for the fourth quarter of 2022, compared to $80.1 million for the fourth quarter of 2021.
Year ended December 31, 2022 compared to the year ended December 31, 2021
Adjusted EBITDA from Continuing Operations (as described in Table 2 attached hereto) were $352.2 million for the year ended December 31, 2022, compared to $349.9 million for the year ended December 31, 2021.
Adjusted Net Income from Continuing Operations (as described in Table 3 attached hereto) was $153.4 million, or $0.97 per diluted share, for the year ended December 31, 2022, compared to $174.8 million, or $1.12 per diluted share, for the year ended December 31, 2021.
Adjusted Operating Income (as described in Table 4 attached hereto) was $337.1 million for the year ended December 31, 2022, compared to $331.8 million for the year ended December 31, 2021.

Consolidated Balance Sheet
Vector Group Ltd. maintained significant liquidity at December 31, 2022 with cash and cash equivalents of $224.6 million, including $10.1 million of cash at its Tobacco segment, investment securities of $116.4 million and long-term investments of $45.0 million.
Vector Group Ltd. continued its longstanding history of paying a quarterly cash dividend in the fourth quarter of 2022. For the year ended December 31, 2022, Vector Group Ltd. returned a total of $127 million to stockholders at a quarterly rate of $0.20 per common share.
Tobacco Segment Financial Results
For the fourth quarter of 2022, the Tobacco segment had revenues of $363.8 million, compared to $306.6 million for the fourth quarter of 2021. For the year ended December 31, 2022, the Tobacco segment had revenues of $1.4 billion, compared to $1.2 billion for the year ended December 31, 2021.
Operating Income from the Tobacco segment was $93.0 million and $347.0 million for the three months and the year ended December 31, 2022, respectively, compared to $83.8 million and $360.3 million for the three months and the year ended December 31, 2021, respectively.
Non-GAAP Financial Measures
Tobacco Adjusted Operating Income (as described in Table 5 attached hereto) for the fourth quarter of 2022 was $93.0 million compared to $84.0 million for the fourth quarter of 2021. Tobacco Adjusted Operating Income for the year ended December 31, 2022 was $345.2 million, compared to $357.8 million for the year ended December 31, 2021.
Operational Metrics
For the fourth quarter of 2022, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 2.56 billion units, compared to 2.22 billion units for the fourth quarter of 2021. For the year ended December 31, 2022, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 10.35 billion units, compared to 8.63 billion units for the year ended December 31, 2021.
According to data from Management Science Associates, Inc., for the fourth quarter of 2022, the Tobacco segment’s wholesale market share increased to 5.5% compared to 4.4% for the fourth quarter of 2021. For the year ended December 31, 2022, the Tobacco segment’s wholesale market share increased to 5.4%, compared to 4.1% for the year ended December 31, 2021. The Tobacco segment’s wholesale shipments in the fourth quarter of 2022 increased by 15.3% compared to the fourth quarter of 2021, while the overall industry’s wholesale shipments declined by 9.0%. The Tobacco segment’s wholesale shipments for the year ended December 31, 2022 increased by 19.9% compared to the year ended December 31, 2021, while the overall industry’s wholesale shipments declined by 9.9%.
According to data from Management Science Associates, Inc., for the fourth quarter of 2022, the Tobacco segment’s retail market share increased to 5.8% compared to 4.4% for the fourth quarter of 2021. For the year ended December 31, 2022, the Tobacco segment’s retail market share increased to 5.5%, compared to 4.2% for the year ended December 31, 2021. The Tobacco segment’s retail shipments in the fourth quarter of 2022 increased by 19.5% compared to the fourth quarter of 2021, while the overall industry’s retail shipments declined by 9.3%. The Tobacco segment’s retail shipments for the year ended December 31, 2022 increased by 19.7% compared to the year ended December 31, 2021, while the overall industry’s retail shipments declined by 8.7%.
Non-GAAP Financial Measures
Adjusted EBITDA from Continuing Operations, Adjusted Net Income from Continuing Operations, Adjusted Operating Income, Tobacco Adjusted Operating Income, and Tobacco Adjusted EBITDA (the “Non-GAAP Financial Measures”) are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussions and analysis of its results of operations and enhance an understanding of its operating performance. The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures and ages of related assets among otherwise comparable companies.
Management uses the Non-GAAP Financial Measures as measures to review and assess operating performance of the Company’s business, and management does and investors should review both the overall performance (GAAP net income) and the operating performance (the Non-GAAP Financial Measures) of the Company’s business. While management considers the Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company’s measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies.
Reconciliations of Non-GAAP Financial Measures to the comparable GAAP financial results for the fourth quarter and full year ended December 31, 2022 and 2021 are included in Tables 2 through 5.
Conference Call to Discuss Fourth Quarter and Full Year 2022 Results
As previously announced, the Company will host a conference call and webcast on Thursday, February 16, 2023 at 8:00 AM (ET) to discuss its fourth quarter and full year results. Investors may access the call via live webcast at https://www.webcaster4.com/Webcast/Page/2271/47624. Please join the webcast at least 10 minutes prior to the start time.

A replay of the call will be available shortly after the call ends on February 16, 2023 through March 2, 2023 at https://www.webcaster4.com/Webcast/Page/2271/47624.
About Vector Group Ltd.
Vector Group is a holding company for Liggett Group LLC, Vector Tobacco LLC, and New Valley LLC. Additional information concerning the Company is available on the Company’s website, www.VectorGroupLtd.com.
Investors and others should note that we may post information about the Company or its subsidiaries on our website at www.VectorGroupLtd.com and/or at the websites of those subsidiaries or, if applicable, on their accounts on LinkedIn, TikTok, Twitter or other social media platforms. It is possible that the postings or releases could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in the Company to review the information we post on our website at www.VectorGroupLtd.com, on the websites of our subsidiaries and on their social media accounts.
Forward-Looking and Cautionary Statements
This press release includes forward-looking statements within the meaning of the federal securities law. All statements other than statements of historical or current facts made in this document are forward-looking. We identify forward-looking statements in this document by using words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may be,” “continue,” “could,” “potential,” “objective,” “plan,” “seek,” “predict,” “project” and “will be” and similar words or phrases or their negatives. Forward-looking statements reflect our current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons.
Risks and uncertainties that could cause our actual results to differ significantly from our current expectations are described in our Annual Report on Form 10-K for the year ended December 31, 2021 and, when filed, in our Annual Report on Form 10-K for the year ended December 31, 2022. We undertake no responsibility to publicly update or revise any forward-looking statement except as required by applicable law.

[Financial Tables Follow]

TABLE 1
VECTOR GROUP LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Amounts)
On December 29, 2021, Vector Group Ltd. completed the distribution of its real estate brokerage, services and PropTech investment business into a new stand-alone public company, Douglas Elliman Inc. (NYSE:DOUG) through a distribution of Douglas Elliman’s common stock to Vector Group Ltd. stockholders. The historical results of the real estate brokerage, services and PropTech investment business owned by Douglas Elliman Inc. are excluded from revenues and expenses below and reflected as income from discontinued operations, net of income taxes, in Vector Group Ltd.’s Consolidated Statements of Operations below.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Revenues:
Tobacco*	$363,770	$306,596	$1,425,125	$1,202,497
Real estate	—	7,077	15,884	18,203
Total revenues	363,770	313,673	1,441,009	1,220,700

Expenses:
Cost of sales:
Tobacco*	247,582	201,441	991,331	758,015
Real estate	—	1,859	7,327	11,527
Total cost of sales	247,582	203,300	998,658	769,542

Operating, selling, administrative and general expenses	26,837	41,623	103,102	131,418
Litigation settlement and judgment expense	79	194	239	211
Net gains on sales of assets	—	—	—	(910)
Operating income	89,272	68,556	339,010	320,439

Other income (expenses):
Interest expense	(27,245)	(27,709)	(110,665)	(112,728)
Gain (loss) on extinguishment of debt	—	—	412	(21,362)
Equity in earnings (losses) from investments	177	1,113	(4,995)	2,675
Equity in (losses) earnings from real estate ventures	(1,706)	(2,255)	(5,946)	10,250
Other, net	7,789	819	2,746	10,687
Income before provision for income taxes	68,287	40,524	220,562	209,961
Income tax expense	20,137	9,813	61,861	62,807
Income from continuing operations	48,150	30,711	158,701	147,154
Income from discontinued operations, net of income taxes	—	14,531	—	72,119
Net income	$48,150	$45,242	$158,701	$219,273

Net loss from discontinued operations attributed to non-controlling interest	—	70	—	190

Net income attributed to Vector Group Ltd. from continuing operations	48,150	30,711	158,701	147,154
Net income attributed to Vector Group Ltd. from discontinued operations	—	14,601	—	72,309
Net income attributed to Vector Group Ltd.	$48,150	$45,312	$158,701	$219,463

Per basic common share:

Net income from continuing operations applicable to common shares	$0.30	$0.20	$1.01	$0.94
Net income from discontinued operations applicable to common shares	—	0.09	—	0.46
Net income applicable to common shares	$0.30	$0.29	$1.01	$1.40

Per diluted common share:

Net income from continuing operations applicable to common shares	$0.30	$0.20	$1.01	$0.94
Net income from discontinued operations applicable to common shares	—	0.09	—	0.46
Net income applicable to common shares	$0.30	$0.29	$1.01	$1.40
* Revenues and cost of sales include federal excise taxes of $128,756, $111,838, $520,760 and $434,695 for the three months and year ended December 31, 2022 and 2021, respectively.

TABLE 2
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA FROM CONTINUING OPERATIONS
(Unaudited)
(Dollars in Thousands)

Table 2 reflects a reconciliation of GAAP to non-GAAP financial information on a continuing operations basis. Because Douglas Elliman Inc.’s results are reflected within discontinued operations, they are excluded from the financial information provided below.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

Net income	$48,150	$45,312	$158,701	$219,463
Net income from discontinued operations	—	(14,601)	—	(72,309)
Interest expense	27,245	27,709	110,665	112,728
Income tax expense	20,137	9,813	61,861	62,807
Net loss attributed to non-controlling interest	—	(70)	—	(190)
Depreciation and amortization	1,788	1,895	7,218	7,816
EBITDA	$97,320	$70,058	$338,445	$330,315
Equity in (earnings) losses from investments (a)	(177)	(1,113)	4,995	(2,675)
Equity in losses (earnings) from real estate ventures (b)	1,706	2,255	5,946	(10,250)
(Gain) loss on extinguishment of debt	—	—	(412)	21,362
Stock-based compensation expense (c)	1,573	6,684	7,848	14,799
Litigation settlement and judgment expense (d)	79	194	239	211
Impact of MSA settlement (e)	—	—	(2,123)	(2,722)
Transaction expenses (f)	—	7,042	—	10,468
Net gains on sales of assets	—	—	—	(910)
Other, net	(7,789)	(819)	(2,746)	(10,687)
Adjusted EBITDA from Continuing Operations	$92,712	$84,301	$352,192	$349,911

Adjusted EBITDA from Continuing Operations by Segment
Tobacco	$94,540	$85,519	$351,131	$364,399
Real Estate	177	4,661	8,082	4,125
Corporate and Other	(2,005)	(5,879)	(7,021)	(18,613)
Total	$92,712	$84,301	$352,192	$349,911

a.Represents equity in (earnings) losses recognized from investments that the Company accounts for under the equity method.
b.Represents equity in losses (earnings) recognized from the Company’s investment in certain real estate ventures that are accounted for under the equity method and are not consolidated in the Company’s financial results.
c.Represents amortization of stock-based compensation. Included in the year ended December 31, 2021 are expenses associated with the acceleration of stock compensation in connection with the Company’s spin-off of Douglas Elliman Inc. into a standalone public company.
d.Represents accruals for product liability litigation in the Tobacco segment.
e.Represents the Tobacco segment’s settlement of long-standing disputes related to the Master Settlement Agreement.
f.Represents expenses incurred in connection with the Company’s spin-off of Douglas Elliman Inc. into a standalone public company.

TABLE 3
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED NET INCOME FROM CONTINUING OPERATIONS
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

Table 3 reflects a reconciliation of GAAP to non-GAAP financial information on a continuing operations basis. Because Douglas Elliman Inc.’s results are reflected within discontinued operations, they are excluded from the financial information provided below.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

Net income	$48,150	$45,312	$158,701	$219,463

Net income from discontinued operations	—	(14,601)	—	(72,309)
(Gain) loss on extinguishment of debt	—	—	(412)	21,362
Litigation settlement and judgment expense (a)	79	194	239	211
Impact of MSA settlement (b)	—	—	(2,123)	(2,722)
Impact of net interest expense capitalized to real estate ventures	955	(1,013)	(2,137)	(1,180)
Expense related to Tax Disaffiliation indemnification (c)	8	—	589	—
Transaction expenses (d)	—	7,042	—	10,468
Acceleration of stock compensation expense (e)	—	4,317	—	4,317
Adjustment for derivative associated with guarantee	—	—	(2,646)	—
Total adjustments	1,042	(4,061)	(6,490)	(39,853)

Tax (expense) benefit related to adjustments	(267)	130	1,144	(4,860)

Adjusted Net Income from Continuing Operations	$48,925	$41,381	$153,355	$174,750

Per diluted common share:

Adjusted Net Income from Continuing Operations applicable to common shares	$0.31	$0.26	$0.97	$1.12

a.Represents accruals for product liability litigation in the Tobacco segment.
b.Represents the Tobacco segment’s settlement of long-standing disputes related to the Master Settlement Agreement.
c.Represents amounts accrued under the Company’s Tax Disaffiliation Agreement related to certain tax liabilities of Douglas Elliman Inc. prior to its distribution on December 29, 2021.
d.Represents expenses incurred in connection with the Company’s spin-off of Douglas Elliman Inc. into a standalone, publicly traded company.
e.Represents expense related to the acceleration of stock compensation in connection with the Company’s spin-off of Douglas Elliman Inc. into a standalone, publicly traded company.

TABLE 4
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED OPERATING INCOME
(Unaudited)
(Dollars in Thousands)

Table 4 reflects a reconciliation of GAAP to non-GAAP financial information on a continuing operations basis. Because Douglas Elliman Inc.’s results are reflected within discontinued operations, they are excluded from the financial information provided below.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

Operating income	$89,272	$68,556	$339,010	$320,439

Litigation settlement and judgment expense (a)	79	194	239	211
Transaction expenses (b)	—	7,042	—	10,468
Acceleration of stock compensation expense (c)	—	4,317	—	4,317
Impact of MSA settlement (d)	—	—	(2,123)	(2,722)
Net gains on sales of assets	—	—	—	(910)
Total adjustments	79	11,553	(1,884)	11,364

Adjusted Operating Income	$89,351	$80,109	$337,126	$331,803

a.Represents accruals for product liability litigation in the Tobacco segment.
b.Represents expenses incurred in connection with the Company’s spin-off of Douglas Elliman Inc. into a standalone public company.
c.Represents expense related to the acceleration of stock compensation in connection with the Company’s spin-off of Douglas Elliman Inc. into a standalone public company.
d.Represents the Tobacco segment’s settlement of long-standing disputes related to the Master Settlement Agreement.

TABLE 5
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF TOBACCO ADJUSTED OPERATING INCOME
AND TOBACCO ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

Tobacco Adjusted Operating Income:
Operating income from Tobacco segment	$92,966	$83,760	$347,044	$360,317

Litigation settlement and judgment expense (a)	79	194	239	211
Impact of MSA settlement (b)	—	—	(2,123)	(2,722)
Total adjustments	79	194	(1,884)	(2,511)

Tobacco Adjusted Operating Income	$93,045	$83,954	$345,160	$357,806

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

Tobacco Adjusted EBITDA:
Operating income from Tobacco segment	$92,966	$83,760	$347,044	$360,317

Litigation settlement and judgment expense (a)	79	194	239	211
Impact of MSA settlement (b)	—	—	(2,123)	(2,722)
Total adjustments	79	194	(1,884)	(2,511)

Tobacco Adjusted Operating Income	93,045	83,954	345,160	357,806

Depreciation and amortization	1,475	1,518	5,901	6,525
Stock-based compensation expense	20	47	70	68
Total adjustments	1,495	1,565	5,971	6,593

Tobacco Adjusted EBITDA	$94,540	$85,519	$351,131	$364,399

a.    Represents accruals for product liability litigation in the Tobacco segment.
b.     Represents the Tobacco segment’s settlement of long-standing disputes related to the Master Settlement Agreement.